Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2024 THIRD-QUARTER RESULTS
•Demand for railcars across GATX's global fleets remains strong; Rail North America’s fleet utilization remains above 99%
•Aircraft spare engine portfolio continues strong performance
•Investment volume was $504.5 million in the third quarter and totaled over $1.3 billion year to date
•Company updates 2024 full-year earnings guidance to $7.50 – 7.70 per diluted share

CHICAGO, Oct. 22, 2024—GATX Corporation (NYSE: GATX) today reported 2024 third-quarter net income of $89.0 million, or $2.43 per diluted share, compared to net income of $52.5 million, or $1.44 per diluted share, in the third quarter of 2023. The 2024 third-quarter results include a net negative impact of $2.5 million, or $0.07 per diluted share, from Tax Adjustments and Other Items.

Net income for the first nine months of 2024 was $207.7 million, or $5.68 per diluted share, compared to $193.2 million, or $5.30 per diluted share, in the prior year period. The 2024 year-to-date results include a net negative impact of $9.9 million, or $0.27 per diluted share, from Tax Adjustments and Other Items. The 2023 year-to-date results include a net negative impact of $1.1 million, or $0.03 per diluted share, from Tax Adjustments and Other Items. Details related to these items are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items.

"Operating conditions across our global markets remain consistent with our expectations coming into the year," said Robert C. Lyons, president and chief executive officer of GATX. "Our commercial and operations teams at Rail North America continue to execute at a high level. GATX Rail North America's fleet utilization was 99.3% at the end of the third quarter and the renewal success rate was over 80%. The renewal lease rate change of GATX’s Lease Price Index was a positive 26.6% with an average renewal term of 59 months.

"At Rail North America, we capitalized on an active secondary railcar market and generated third-quarter remarketing income of over $43 million, bringing year-to-date remarketing income to over $96 million. Furthermore, we identified opportunities to grow our asset base during the quarter, acquiring over 1,000 railcars in addition to those acquired under our supply agreement.

"Rail International performed well as we continue to take delivery of new railcars in Europe and India. GATX Rail Europe's fleet utilization was 95.9% at the end of the quarter. GATX Rail India, where fleet utilization remained at 100%, continues to experience very strong demand for railcars and sees substantial opportunities for new railcar investments.

"In Engine Leasing, third-quarter results were driven by excellent performance at the Rolls-Royce and Partners Finance affiliates, as demand for aircraft spare engines remains robust. We continued to identify attractive opportunities to increase our investment in engines, both directly and through RRPF affiliates. In the third quarter, we added four engines to our wholly owned portfolio for $94.8 million."

Mr. Lyons concluded, "Based on current market conditions and our year-to-date performance, we expect 2024 full-year earnings to be in the range of $7.50–$7.70 per diluted share. This guidance excludes the impact of Tax Benefits and Other Items."

RAIL NORTH AMERICA
Rail North America reported segment profit of $102.4 million in the third quarter of 2024, compared to $66.1 million in the third quarter of 2023. Higher 2024 third-quarter segment profit was driven by higher gains on asset dispositions and higher lease revenue. Year to date 2024, Rail North America reported segment profit of $271.5 million, compared to $240.6 million in the same period of 2023. Higher 2024 year-to-date segment profit was predominately driven by higher lease revenue, partially offset by higher interest expense.

As of Sept. 30, 2024, Rail North America’s wholly owned fleet was composed of over 111,000 cars, including approximately 9,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.3% at the end of the third quarter of 2024, consistent with the end of the prior quarter and the end of the third quarter of 2023. During the third quarter of 2024, the renewal lease rate change of the LPI was positive 26.6%. This compares to positive 29.4% in the prior quarter and positive 33.4% in the third quarter of 2023. The average lease renewal term for all cars included in the LPI during the third quarter of 2024 was 59 months, compared to 61 months in the prior quarter and 65 months in the third quarter of 2023. The 2024 third-quarter renewal success rate was 82.0%, compared to 84.1% in the prior quarter and 83.6% in the third quarter of 2023. Rail North America’s investment volume during the third quarter of 2024 was $325.9 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $33.9 million in the third quarter of 2024, compared to $28.2 million in the third quarter of 2023. Year to date 2024, Rail International reported segment profit of $89.2 million, compared to $79.0 million in the same period of 2023. The 2023 year-to-date results include a net positive impact of $0.3 million from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Tax Adjustments and Other Items. Excluding the impact of these items, higher 2024 third-quarter and year-to-date segment profit was driven by more railcars on lease and higher lease rates.

As of Sept. 30, 2024, GATX Rail Europe’s (GRE) fleet consisted of nearly 30,000 cars. 2024 third-quarter fleet utilization was 95.9%, compared to 95.8% at the end of the prior quarter and 96.0% at the end of the third quarter of 2023.

As of Sept. 30, 2024, Rail India's fleet consisted of over 10,300 railcars. 2024 third-quarter fleet utilization was 100%, consistent with the end of the prior quarter and the end of the third quarter of 2023.

Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

ENGINE LEASING
Engine Leasing reported segment profit of $37.5 million in the third quarter of 2024, compared to segment profit of $20.2 million in the third quarter of 2023. Year to date 2024, segment profit was $81.6 million, compared to segment profit of $75.1 million in the same period of 2023.

2024 and 2023 year-to-date results include a net positive impact of $0.6 million and a net negative impact of $1.4 million, respectively, from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

Excluding these impacts, higher 2024 third-quarter and year-to-date segment profit was predominately driven by strong performance at the Rolls-Royce and Partners Finance (RRPF) affiliates. Earnings from GATX Engine Leasing, our wholly owned portfolio, were also higher in the comparative periods due to more engines under ownership.

COMPANY DESCRIPTION
At GATX Corporation (NYSE: GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2024 third-quarter results. Call details are as follows:

Tuesday, Oct. 22, 2024
11 a.m. Eastern Time
Domestic Dial-In: 1-800-715-9871
International Dial-In: 1-646-307-1963
Replay: 1-800-770-2030 or 1-609-800-9909 / Access Code: 5389470

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Oct. 22, 2024.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investors” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed under "Risk Factors" and elsewhere in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation or deflation
◦high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including global conflicts, geographic exposure and customer concentrations
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•potential obsolescence of our assets

•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters
•U.S. and global political conditions and the impact of increased geopolitical tension and wars, including the ongoing war between Russia and Ukraine and resulting sanctions and countermeasures, on domestic and global economic conditions in general, including supply chain challenges and disruptions
•prolonged inflation or deflation
•fluctuations in foreign exchange rates
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•the emergence of new variants of COVID-19 or the occurrence of another widespread health crisis and the impact of measures taken in response
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(10/22/2024)

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Revenues
Lease revenue	$351.7	$317.2	$1,024.6	$927.8
Non-dedicated engine revenue	18.1	13.6	45.0	24.5
Marine operating revenue	—	0.6	—	6.1
Other revenue	35.6	28.7	102.4	83.8
Total Revenues	405.4	360.1	1,172.0	1,042.2
Expenses
Maintenance expense	95.9	87.9	283.9	254.1
Marine operating expense	—	1.0	—	5.4
Depreciation expense	103.4	96.2	297.9	278.1
Operating lease expense	8.0	9.0	26.0	27.0
Other operating expense	14.1	12.0	41.5	34.0
Selling, general and administrative expense	57.2	51.0	171.7	153.4
Total Expenses	278.6	257.1	821.0	752.0
Other Income (Expense)
Net gain on asset dispositions	48.5	16.9	110.3	105.1
Interest expense, net	(88.9)	(68.1)	(249.5)	(190.8)
Other (expense) income	(0.9)	1.8	(10.9)	(7.1)
Income before Income Taxes and Share of Affiliates’ Earnings	85.5	53.6	200.9	197.4
Income taxes	(22.9)	(14.5)	(51.9)	(52.3)
Share of affiliates’ earnings, net of taxes	26.4	13.4	58.7	48.1
Net Income	$89.0	$52.5	$207.7	$193.2

Share Data
Basic earnings per share	$2.44	$1.44	$5.70	$5.32
Average number of common shares	35.8	35.7	35.8	35.6

Diluted earnings per share	$2.43	$1.44	$5.68	$5.30
Average number of common shares and common share equivalents	35.9	35.8	35.9	35.7

Dividends declared per common share	$0.58	$0.55	$1.74	$1.65

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2024	2023
Assets
Cash and Cash Equivalents	$503.7	$450.7
Restricted Cash	0.1	0.1
Receivables
Rent and other receivables	93.9	87.9
Finance leases (as lessor)	124.8	136.4
Less: allowance for losses	(5.3)	(5.9)
	213.4	218.4

Operating Assets and Facilities	14,243.1	13,081.9
Less: allowance for depreciation	(3,866.7)	(3,670.7)
	10,376.4	9,411.2
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	173.5	212.0
	173.5	212.0

Investments in Affiliated Companies	690.3	627.0
Goodwill	120.9	120.0
Other Assets ($0.4 and $0.8 related to assets held for sale)	301.6	286.6
Total Assets	$12,379.9	$11,326.0

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$210.1	$239.6
Debt
Commercial paper and borrowings under bank credit facilities	11.1	11.0
Recourse	8,293.5	7,388.1
	8,304.6	7,399.1
Lease Obligations (as lessee)
Operating leases	187.5	226.8
	187.5	226.8

Deferred Income Taxes	1,132.2	1,081.1
Other Liabilities	108.8	106.4
Total Liabilities	9,943.2	9,053.0
Total Shareholders’ Equity	2,436.7	2,273.0
Total Liabilities and Shareholders’ Equity	$12,379.9	$11,326.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$249.2	$86.3	$8.1	$8.1	$351.7
Non-dedicated engine revenue	—	—	18.1	—	18.1
Other revenue	29.3	4.3	—	2.0	35.6
Total Revenues	278.5	90.6	26.2	10.1	405.4
Expenses
Maintenance expense	77.7	17.0	—	1.2	95.9
Depreciation expense	69.2	20.3	10.1	3.8	103.4
Operating lease expense	8.0	—	—	—	8.0
Other operating expense	7.0	3.7	2.6	0.8	14.1
Total Expenses	161.9	41.0	12.7	5.8	221.4
Other Income (Expense)
Net gain on asset dispositions	46.7	1.7	—	0.1	48.5
Interest (expense) income, net	(60.2)	(18.5)	(11.3)	1.1	(88.9)
Other (expense) income	(0.8)	1.1	0.1	(1.3)	(0.9)
Share of affiliates' pre-tax earnings	0.1	—	35.2	—	35.3
Segment profit	$102.4	$33.9	$37.5	$4.2	$178.0
Less:
Selling, general and administrative expense					57.2
Income taxes (includes $8.9 related to affiliates' earnings)					31.8
Net income					$89.0

Selected Data:
Investment volume	$325.9	$80.6	$94.8	$3.2	$504.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$43.6	$1.2	$—	$0.1	$44.9
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	3.0	0.5	—	—	3.5
	$46.7	$1.7	$—	$0.1	$48.5
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2023
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$225.2	$75.6	$8.1	$8.3	$317.2
Non-dedicated engine revenue	—	—	13.6	—	13.6
Marine operating revenue	—	—	0.6	—	0.6
Other revenue	22.7	3.6	0.1	2.3	28.7
Total Revenues	247.9	79.2	22.4	10.6	360.1
Expenses
Maintenance expense	69.4	17.1	—	1.4	87.9
Marine operating expense	—	—	1.0	—	1.0
Depreciation expense	66.9	17.5	8.4	3.4	96.2
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.5	2.7	2.1	0.7	12.0
Total Expenses	151.8	37.3	11.5	5.5	206.1
Other Income (Expense)
Net gain on asset dispositions	15.5	0.9	0.2	0.3	16.9
Interest (expense) income, net	(46.6)	(14.5)	(8.7)	1.7	(68.1)
Other income (expense)	1.2	(0.1)	(0.2)	0.9	1.8
Share of affiliates' pre-tax (loss) earnings	(0.1)	—	18.0	—	17.9
Segment profit	$66.1	$28.2	$20.2	$8.0	$122.5
Less:
Selling, general and administrative expense					51.0
Income taxes (includes $4.5 related to affiliates' earnings)					19.0
Net income					$52.5

Selected Data:
Investment volume	$197.0	$129.6	$28.3	$9.0	$363.9

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$13.0	$—	$—	$0.1	$13.1
Residual sharing income	0.1	—	0.2	—	0.3
Non-remarketing net gains (1)	2.4	0.9	—	0.2	3.5
	$15.5	$0.9	$0.2	$0.3	$16.9
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$727.8	$248.9	$24.3	$23.6	$1,024.6
Non-dedicated engine revenue	—	—	45.0	—	45.0
Other revenue	86.1	10.6	—	5.7	102.4
Total Revenues	813.9	259.5	69.3	29.3	1,172.0
Expenses
Maintenance expense	228.0	52.7	—	3.2	283.9
Depreciation expense	201.1	58.6	27.1	11.1	297.9
Operating lease expense	26.0	—	—	—	26.0
Other operating expense	20.1	10.8	7.0	3.6	41.5
Total Expenses	475.2	122.1	34.1	17.9	649.3
Other Income (Expense)
Net gain on asset dispositions	105.8	3.7	0.6	0.2	110.3
Interest (expense) income, net	(169.9)	(52.7)	(30.3)	3.4	(249.5)
Other (expense) income	(3.2)	0.8	0.3	(8.8)	(10.9)
Share of affiliates' pre-tax earnings	0.1	—	75.8	—	75.9
Segment profit	$271.5	$89.2	$81.6	$6.2	$448.5
Less:
Selling, general and administrative expense					171.7
Income taxes (includes $17.2 related to affiliates' earnings)					69.1
Net income					$207.7

Selected Data:
Investment volume	$955.7	$190.1	$166.1	$13.2	$1,325.1

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$96.3	$1.3	$0.6	$0.2	$98.4
Residual sharing income	0.3	—	—	—	0.3
Non-remarketing net gains (1)	9.2	2.4	—	—	11.6
	$105.8	$3.7	$0.6	$0.2	$110.3
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2023
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$659.2	$219.1	$24.5	$25.0	$927.8
Non-dedicated engine revenue	—	—	24.5	—	24.5
Marine operating revenue	—	—	6.1	—	6.1
Other revenue	68.0	9.6	0.1	6.1	83.8
Total Revenues	727.2	228.7	55.2	31.1	1,042.2
Expenses
Maintenance expense	203.1	47.6	—	3.4	254.1
Marine operating expense	—	—	5.4	—	5.4
Depreciation expense	198.5	49.8	19.9	9.9	278.1
Operating lease expense	27.0	—	—	—	27.0
Other operating expense	20.2	7.2	4.4	2.2	34.0
Total Expenses	448.8	104.6	29.7	15.5	598.6
Other Income (Expense)
Net gain on asset dispositions	97.4	2.4	4.7	0.6	105.1
Interest (expense) income, net	(133.4)	(40.5)	(20.9)	4.0	(190.8)
Other (expense) income	(1.3)	(7.0)	(0.5)	1.7	(7.1)
Share of affiliates' pre-tax (losses) earnings	(0.5)	—	66.3	—	65.8
Segment profit	$240.6	$79.0	$75.1	$21.9	$416.6
Less:
Selling, general and administrative expense					153.4
Income taxes (includes $17.7 related to affiliates' earnings)					70.0
Net income					$193.2

Selected Data:
Investment volume	$654.8	$288.0	$267.3	$27.4	$1,237.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$88.4	$0.5	$5.5	$0.3	$94.7
Residual sharing income	0.3	—	0.4	—	0.7
Non-remarketing net gains (1)	8.7	1.9	—	0.3	10.9
Asset impairments	—	—	(1.2)	—	(1.2)
	$97.4	$2.4	$4.7	$0.6	$105.1
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income (1)

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Net income (GAAP)	$89.0	$52.5	$207.7	$193.2
Adjustments attributable to consolidated pre-tax income:
Litigation claims settlements (2)	3.3	—	3.3	—
Environmental reserves (3)	$—	$—	$10.7	$—
Net (gain) loss on Specialized Gas Vessels at Engine Leasing (4)	—	—	(0.6)	1.4
Net gain on Rail Russia at Rail International (5)	—	—	—	(0.3)
Total adjustments attributable to consolidated pre-tax income	$3.3	$—	$13.4	$1.1
Income taxes thereon, based on applicable effective tax rate	(0.8)	—	(3.5)	—
Net income, excluding tax adjustments and other items (non-GAAP)	$91.5	$52.5	$217.6	$194.3

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share (1)

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Diluted earnings per share (GAAP)	$2.43	$1.44	$5.68	$5.30
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$2.50	$1.44	$5.95	$5.33
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    Expenses recorded for the settlement of litigation claims arising out of legacy business operations.
(3)    Reserves recorded for our share of anticipated environmental remediation costs arising out of prior operations and legacy businesses.
(4)    In 2022, we made the decision to sell the Specialized Gas Vessels. We have recorded gains and losses associated with the subsequent impairments and sales of these assets. As of December 31, 2023, all vessels had been sold.
(5)    In 2022, we made the decision to exit our rail business in Russia ("Rail Russia"). In the first quarter of 2023, we sold Rail Russia and recorded a gain on the final sale of this business.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Total Assets, Excluding Cash, by Segment
Rail North America	$7,643.7	$7,416.0	$7,214.1	$6,984.9	$6,760.5
Rail International	2,298.6	2,168.3	2,142.1	2,150.8	1,951.5
Engine Leasing	1,544.7	1,431.7	1,354.4	1,343.2	1,363.8
Other	389.1	382.8	389.3	396.3	368.5
Total Assets, excluding cash	$11,876.1	$11,398.8	$11,099.9	$10,875.2	$10,444.3
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(503.7)	$(823.6)	$(479.1)	$(450.7)	$(203.1)
Commercial paper and bank credit facilities	11.1	10.7	10.8	11.0	12.3
Recourse debt	8,293.5	8,235.7	7,624.5	7,388.1	6,835.6
Operating lease obligations	187.5	209.3	215.2	226.8	233.2
Total debt and lease obligations, net of unrestricted cash	$7,988.4	$7,632.1	$7,371.4	$7,175.2	$6,878.0
Total recourse debt (1)	$7,988.4	$7,632.1	$7,371.4	$7,175.2	$6,878.0
Shareholders’ Equity	$2,436.7	$2,343.4	$2,324.3	$2,273.0	$2,174.5
Recourse Leverage (2)	3.3	3.3	3.2	3.2	3.2
  _________
(1)    Includes recourse debt, commercial paper and bank credit facilities, and operating and finance lease obligations, net of unrestricted cash.
(2)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$12,379.9	$12,222.6	$11,579.1	$11,326.0	$10,647.5
Less: cash	(503.8)	(823.8)	(479.2)	(450.8)	(203.2)
Total Assets, excluding cash	$11,876.1	$11,398.8	$11,099.9	$10,875.2	$10,444.3

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	26.6%	29.4%	33.0%	33.5%	33.4%
Average renewal term (months)	59	61	64	65	65
Renewal Success Rate (2)	82.0%	84.1%	83.4%	87.1%	83.6%
Fleet Rollforward (3)
Beginning balance	102,086	101,687	101,167	100,656	100,585
Railcars added	1,474	1,337	1,422	1,688	791
Railcars scrapped	(360)	(389)	(375)	(354)	(292)
Railcars sold	(503)	(549)	(527)	(823)	(428)
Ending balance	102,697	102,086	101,687	101,167	100,656
Utilization	99.3%	99.3%	99.4%	99.3%	99.3%
Average active railcars	101,629	101,181	100,677	100,197	99,796
Boxcar Fleet Rollforward
Beginning balance	8,990	9,670	9,311	9,087	8,959
Boxcars added	—	—	587	424	316
Boxcars scrapped	(211)	(555)	(228)	(152)	(95)
Boxcars sold	—	(125)	—	(48)	(93)
Ending balance	8,779	8,990	9,670	9,311	9,087
Utilization	99.8%	99.8%	99.8%	100.0%	99.7%
Average active railcars	8,848	9,304	9,583	9,207	8,985
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	77.5%	78.2%	77.8%	78.7%	79.5%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	(3.3)%	(4.5)%	(4.2)%	0.7%	30.0%
Year-over-year Change in U.S. Carloadings (chemical) (5)	4.2%	4.3%	4.5%	(0.3)%	(2.6)%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	10.4%	11.1%	7.7%	11.1%	10.5%
Production Backlog at Railcar Manufacturers (6)	n/a (7)	45,238	46,413	51,836	58,680
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The LPI calculation includes all renewal activity based on a 12-month trailing average, and the renewals are weighted by the count of all renewals over the 12 month period. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
(2)    The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3)    Excludes boxcar fleet.
(4)    As reported and revised by the Federal Reserve.
(5)    As reported by the Association of American Railroads (AAR).
(6)    As reported by the Railway Supply Institute (RSI).
(7)    Not available, not published as of the date of this release.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Rail Europe Statistics
Fleet Rollforward
Beginning balance	29,649	29,371	29,216	29,102	28,759
Railcars added	410	388	322	371	446
Railcars scrapped or sold	(106)	(110)	(167)	(257)	(103)
Ending balance	29,953	29,649	29,371	29,216	29,102
Utilization	95.9%	95.8%	95.3%	95.9%	96.0%
Average active railcars	28,626	28,198	27,984	28,003	27,884

Rail India Statistics
Fleet Rollforward
Beginning balance	9,904	9,501	8,805	7,884	6,927
Railcars added	457	408	696	921	957
Railcars scrapped or sold	—	(5)	—	—	—
Ending balance	10,361	9,904	9,501	8,805	7,884
Utilization	100.0%	100.0%	100.0%	100.0%	100.0%
Average active railcars	10,165	9,711	9,089	8,321	7,366